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                                                                    Exhibit 11.1


                        Computation of Per Share Earnings
                                 (In Thousands)

            For the Three Month Periods Ended June 30, 1998 and 1997

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
                                                                                           1998                 1997
                                                                                           ----                 ----


BASIC NET INCOME (LOSS) PER SHARE

Average shares outstanding                                                               1,703,336            1,501,532
                                                                                        ----------           -----------
                                                                                        ----------           -----------
Net income (loss)                                                                         ($117.7)               $316.3
                                                                                        ----------           -----------
                                                                                        ----------           -----------

Basic net income (loss) per share                                                          ($0.07)                $0.21
                                                                                        ----------           -----------
                                                                                        ----------           -----------


DILUTED NET INCOME (LOSS) PER SHARE

Average shares outstanding                                                               1,703,336            1,501,532

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using average market price                                                             --                   --
                                                                                        ----------           -----------

Total                                                                                    1,703,336            1,501,532
                                                                                        ----------           -----------
                                                                                        ----------           -----------
Net income (loss)                                                                         ($117.7)               $316.3
                                                                                        ----------           -----------
                                                                                        ----------           -----------

Diluted net income (loss) per share                                                        ($0.07)                $0.21
                                                                                        ----------           -----------
                                                                                        ----------           -----------
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